                                                                    Exhibit 22.1

                                [LOGO BROOKFILED]

                        BROOKFIELD PROPERTIES CORPORATION

                     (incorporated under the laws of Canada)


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of BROOKFIELD PROPERTIES CORPORATION (the "Corporation") will be held on Monday, December 16, 2002 in the TSX Conference Centre, The Exchange Tower, 130 King Street West, Toronto, Ontario at 11:00 a.m. (Toronto time) for the following purposes:

1. to consider and, if thought advisable, to pass a special resolution (the "Special Resolution -Schedule A"), with or without amendment authorizing a reduction in the stated capital account of the common shares of the Corporation for the purpose of distributing, by way of a return on capital, shares in the common stock of the Corporation's subsidiary, Brookfield Homes Corporation, all as more fully described in the Management Proxy Circular; and

2. to transact such other business as may properly come before the meeting or any adjournment thereof.

     PLEASE TAKE NOTICE THAT SHAREHOLDERS ARE NOT BEING ASKED TO VOTE ON WHETHER THE SHARES OF BROOKFIELD HOMES CORPORATION WILL BE DISTRIBUTED TO THEM, BUT ONLY ON WHETHER THIS DISTRIBUTION WILL BE EFFECTED BY A RETURN OF CAPITAL OR A DIVIDEND-IN-KIND.

     The attached Management Proxy Circular provides additional information relating to the matters to be dealt with at the meeting, including a description of the tax consequences to shareholders of the alternative manners of distribution, and is incorporated into and forms part of this Notice.


     If you are unable to be present at the meeting, please exercise your right to vote by signing and returning the enclosed form of proxy in the envelope provided for that purpose to CIBC Mellon Trust Company, P.O. Box 12005, Station BRM B, Toronto, Ontario M7Y 2K5 (courier address: 200 Queens Quay East, Unit 6, Toronto, Ontario M5A 4K9; or if delivered by facsimile at 416-368-2502), so as to arrive not later than the close of business on Thursday, December 12, 2002 or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjournment of the meeting.


                                              By Order of the Board of Directors




Toronto, Canada                                               Linda T. Northwood
November 22, 2002                                            Corporate Secretary